UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2017 Cash Bonus Plan

On February 7, 2017, the Board of Directors (the “Board”) of AcelRx Pharmaceuticals, Inc. (the “Company”) approved a cash bonus plan for the Company’s employees for the 2017 fiscal year, under which the Company’s named executive officers are participants. The cash bonus plan is summarized in Exhibit 10.1 hereto and incorporated herein by reference.

Severance Benefit Plan

                On February 7, 2017, the Board approved an Amended and Restated Severance Benefit Plan (the “Amended Plan”) for certain of its executives, under which certain of the Company’s named executive officers are participants (each an “Executive”). The Amended Plan replaces the existing Severance Benefit Plan approved by the Board and effective as of February 10, 2016 (the “Plan”), previously filed as Exhibit 10.2 to the Form 8-K, filed with the Securities and Exchange Commission on February 17, 2016.

The Amended Plan provides that if an Involuntary Termination without Cause (as such term is defined in the Plan) of an Executive who is a Tier I Participant (as defined in the Plan) occurs within 3 months prior to or within 18 months after a Change in Control (as such term is defined in the Plan) of the Company (a “Change in Control Termination”), the Executive will receive, subject to signing a release of claims in favor of the Company, (i) a lump sum payment equal to the sum of (1) 12 months of the Executive’s Base Salary and (2) 100% of the Executive’s target bonus opportunity for the calendar year in which the termination occurs; and (ii) up to 12 months of reimbursement for premiums paid for COBRA coverage for the Executive and his or her eligible dependents. All other terms and conditions of the Plan remained unchanged.

This brief description of the changes to the Plan is qualified in its entirety by reference to the provisions of the Amended Plan, which is attached as Exhibit 10.2 to this current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	2017 Cash Bonus Plan Summary.
10.2	Amended and Restated Severance Benefit Plan effective as of February 7, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2017	ACELRX PHARMACEUTICALS, INC.
	By:	/s/ Jane Wright-Mitchell
Jane Wright-Mitchell
Chief Legal Officer